                                                                   EXHIBIT 99.01

                              BLAZE SOFTWARE, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Accountants.........................................    2

Consolidated Balance Sheets...............................................    3

Consolidated Statements of Operations.....................................    4

Consolidated Statements of Net Parent Investment
  /Stockholders' Equity (Deficit).........................................    5

Consolidated Statements of Cash Flows.....................................    7

Notes to Consolidated Financial Statements................................    8

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders/Owners of Blaze Software, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of net parent investment/stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Blaze Software, Inc. and its subsidiaries at March 31, 2000 and December 31, 2000, and the results of their operations and their cash flows for the years ended March 31, 1999 and March 31, 2000 and for the periods from April 1, 2000 to September 29, 2000 and September 30, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, on September 29, 2000, Brokat AG acquired the outstanding common stock of Blaze Software, Inc. The consolidated financial statements for the period subsequent to September 29, 2000 have been prepared on the basis of accounting arising from the acquisition (successor period). The financial statements for the period from April 1, 2000 to September 29, 2000 are presented on Blaze Software, Inc.'s previous basis of accounting (predecessor period).

PricewaterhouseCoopers LLP

San Jose, California
October 26, 2001

                              BLAZE SOFTWARE, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    PREDECESSOR             SUCCESSOR
                                                                                    -----------     --------------------------
                                                                                     MARCH 31,      DECEMBER 31,      JUNE 30,
                                                                                        2000            2000            2001
                                                                                    -----------     ------------     ---------
                                                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                                          $  57,295       $  23,722       $      --
  Short-term investments                                                                11,998              --              --
  Accounts receivable, net of allowance for doubtful accounts of $512, $520 and
     $247 at March 31, 2000, December 31, 2000 and June 30, 2001, respectively           4,939           6,995           3,750
  Prepaid expenses and other current assets                                              1,108           2,105             961
                                                                                     ---------       ---------       ---------
       Total current assets                                                             75,340          32,822           4,711

Property and equipment, net                                                              1,933           4,114           1,996
Goodwill and other intangible assets, net                                                   --         441,755              --
Restricted cash                                                                            702             741             763
Deposits and other assets                                                                  384             406             421
                                                                                     ---------       ---------       ---------
       Total assets                                                                  $  78,359       $ 479,838       $   7,891
                                                                                     =========       =========       =========

LIABILITIES AND NET PARENT INVESTMENT/
STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                                                   $   1,972       $     796       $   2,058
  Accrued expenses and other current liabilities                                         7,446           9,245           5,782
  Current portion of capital lease obligations                                             176             186             217
  Deferred revenue                                                                       2,728           2,549           2,766
                                                                                     ---------       ---------       ---------
       Total current liabilities                                                        12,322          12,776          10,823

Long-term liabilities:
  Capital lease obligations, net of current portion                                        256             116              28
  Other long-term liabilities                                                               12              78              --
                                                                                     ---------       ---------       ---------
       Total liabilities                                                                12,590          12,970          10,851
                                                                                     ---------       ---------       ---------

Commitments and contingencies (Note 12)

Net parent investment/stockholders' equity (deficit):
  Common Stock, $0.0001 par value
     Authorized: 200,000 shares at March 31, 2000
     Issued and outstanding: 22,020 at March 31, 2000                                        2              --              --
  Additional paid-in capital                                                           144,642              --              --
  Accumulated other comprehensive income (loss)                                            489             189            (508)
  Unearned stock-based compensation                                                    (21,207)             --              --
  Net parent investment/accumulated deficit                                            (58,157)        466,679          (2,452)
                                                                                     ---------       ---------       ---------
       Total net parent investment/stockholders' equity (deficit)                       65,769         466,868          (2,960)
                                                                                     ---------       ---------       ---------
       Total liabilities and net parent investment/stockholders'
         equity (deficit)                                                            $  78,359       $ 479,838       $   7,891
                                                                                     =========       =========       =========


        The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                             PREDECESSOR                          SUCCESSOR
                                                          -----------------------------------------------  -------------------------
                                                                                   FOR THE      FOR THE      FOR THE      FOR THE
                                                                                 PERIOD FROM  PERIOD FROM  PERIOD FROM  PERIOD FROM
                                                              FOR THE YEAR ENDED   APRIL 1,    JANUARY 1,  SEPTEMBER 30,  JANUARY 1,
                                                                   MARCH 31,        2000 TO     2000 TO      2000 TO      2001 TO
                                                          ---------------------  SEPTEMBER 29,  JUNE 30,   DECEMBER 31,   JUNE 30,
                                                            1999         2000        2000         2000         2000         2001
                                                          ---------   ---------  ------------  ----------  -----------  ------------
                                                                                              (UNAUDITED)               (UNAUDITED)
Net revenues:
  Product licenses                                        $   3,722   $   8,486   $   5,514    $   6,435    $   6,206    $   5,853
  Service and maintenance                                     5,332       9,710       8,424        7,246        5,322        9,244
                                                          ---------   ---------   ---------    ---------    ---------    ---------
       Total revenues                                         9,054      18,196      13,938       13,681       11,528       15,097
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Cost of revenues:
  Product licenses                                               40          67          28           22            5           22
  Services and maintenance                                    2,892       6,808       7,921        6,680        5,741        6,895
                                                          ---------   ---------   ---------    ---------    ---------    ---------
       Total cost of revenues                                 2,932       6,875       7,949        6,702        5,746        6,917
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Gross profit                                                  6,122      11,321       5,989        6,979        5,782        8,180
Operating expenses:
  Research and development                                    3,843       8,730       6,161        5,619        3,968        6,219
  Sales and marketing                                         5,586      16,526      18,783       14,974        8,610       13,948
  General and administrative                                  2,205      12,234      11,236        5,638        3,585        5,816
  Restructuring expense                                          --          --          --           --           --        1,393
  Intangible amortization and impairment expense                 --          --          --           --       25,429      443,754
                                                          ---------   ---------   ---------    ---------    ---------    ---------
       Total operating expenses                              11,634      37,490      36,180       26,231       41,592      471,130
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Operating loss                                               (5,512)    (26,169)    (30,191)     (19,252)     (35,810)    (462,950)
Interest expense                                               (300)       (377)        (62)         (96)         (35)          (1)
Other income (expense), net                                      51         275       1,952        1,233          433          (27)
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Net loss from continuing operations before income taxes      (5,761)    (26,271)    (28,301)     (18,115)     (35,412)    (462,978)
Provision for income taxes                                      (87)       (153)        (14)         (51)          (7)          --
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Net loss from continuing operations                          (5,848)    (26,424)    (28,315)     (18,166)     (35,419)    (462,978)
Discontinued operations (Note 3):
  Income from operations of discontinued user
     interface business (net of income taxes)                   248       2,657          76          769           --           --
Gain (loss) on disposal of user interface business
  (net of income taxes)                                          --          --        (197)          --           --           --
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Net loss                                                     (5,600)    (23,767)    (28,436)     (17,397)     (35,419)    (462,978)
Accretion of mandatorily redeemable preferred stock
  to redemption value                                        (1,258)       (442)         --           --           --           --
Beneficial conversion feature                                    --     (11,739)         --           --           --           --
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Net loss attributable to common stockholders                 (6,858)    (35,948)    (28,436)     (17,397)     (35,419)    (462,978)
Other comprehensive income (loss):
  Unrealized loss on investments                                 --         (20)         --          (20)          --           --
  Translation adjustments                                       180         219         742         (185)         583         (697)
                                                          ---------   ---------   ---------    ---------    ---------    ---------
Comprehensive loss                                        $  (6,678)  $ (35,749)  $ (27,694)   $ (17,602)   $ (34,836)   $(463,675)
                                                          =========   =========   =========    =========    =========    =========
Basic and diluted net loss per common share
  attributable to common stockholders:
     Loss from continuing operations                      $  (19.15)  $   (6.68)
     Earnings/(loss) from discontinued operations              0.66        0.46
                                                          ---------   ---------
Basic and diluted net loss per common share
  attributable to common stockholders                     $  (18.49)  $   (6.22)
                                                          =========   =========
Number of shares used in the calculation of basic
  and diluted net loss per share                                371       5,781
                                                          =========   =========


        The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.
         CONSOLIDATED STATEMENTS OF NET PARENT INVESTMENT/STOCKHOLDERS'
                                EQUITY (DEFICIT)
                                 (IN THOUSANDS)


                                                 MANDATORILY
                                                  REDEEMABLE                 SERIES B             CONVERTIBLE
                                                 CONVERTIBLE                CONVERTIBLE          PREFERRED AND
                                               PREFERRED STOCK            PREFERRED STOCK         COMMON STOCK       ADDITIONAL
                                              ------------------          ----------------      -----------------      PAID-IN
                                              SHARES      AMOUNT          SHARES    AMOUNT      SHARES     AMOUNT      CAPITAL
                                              ------      ------          ------    ------      ------     ------    ----------
PREDECESSOR
Balance at April 1, 1998                       3,179     $  19,624         2,272     $ --          403     $    --    $    (552)

Issuance of Common Stock
    pursuant to exercise of options               --            --            --       --           98          --           56
Issuance of Common Stock                          --            --            --       --            1          --           --
Repurchase of Common Stock                        --            --             1       --         (158)         --          (88)
Accretion of Mandatorily Redeemable
    Convertible Preferred Stock
    to redemption value                           --         1,258            --       --           --          --       (1,258)
Net loss                                          --            --            --       --           --          --           --
Cumulative translation
    adjustment                                    --            --            --       --           --          --           --
                                               -----     ---------         -----     ----       ------     -------    ---------
Balance at March 31, 1999                      3,179        20,882         2,273       --          344          --       (1,842)

Issuance of Common Stock
    pursuant to exercise of options               --            --            --       --        1,486          --          755
Issuance of Common Stock
    pursuant to conversion of warrants            --            --            --       --          362          --           67
Accretion of Mandatorily Redeemable
    Preferred Stock to redemption value           --           442            --       --           --          --         (442)
Beneficial conversion feature                     --            --            --       --           --          --       11,739
Adjustment of Mandatorily Redeemable
    Preferred Stock Series C per
    anti-dilution provision                       20            --            --       --           --          --           --
Conversion of Mandatorily Redeemable                                          --       --           --          --           --
    Preferred Stock to Common Stock           (3,199)      (21,324)           --       --        3,199           1       21,323
Conversion of Series B Stock
    to Common Stock                               --            --        (2,273)      --        2,273          --           --
Issuance of Series AA Preferred Stock,
    net of issuance costs                         --            --            --       --           --          --        4,403
Issuance of Series BB Preferred Stock             --            --            --       --           --          --       13,943
Conversion of Series AA Preferred
    Stock to Common Stock                         --            --            --       --        8,416           1           --
Conversion of Series BB Preferred
    Stock to Common Stock                         --            --            --       --        1,953          --           --
Issuance of Common Stock pursuant
    initial public offering                       --            --            --       --        4,000          --       57,090
Unearned compensation                             --            --            --       --           --          --       37,607
Amortization of unearned
    compensation                                  --            --            --       --           --          --           --
Repurchase of Common Stock                        --            --            --       --          (13)         --           (1)
Net loss                                          --            --            --       --           --          --           --
Unrealized loss on investments                    --            --            --       --           --          --           --
Cumulative translation adjustment                 --            --            --       --           --          --           --
                                               -----     ---------         -----     ----       ------     -------    ---------
Balances at March 31, 2000                        --            --            --       --       22,020           2      144,642
                                               -----     ---------         -----     ----       ------     -------    ---------



                                                                                                            TOTAL
                                                                                                          NET PARENT
                                                NOTES       ACCUMULATED                   NET PARENT      INVESTMENT/
                                              RECEIVABLE       OTHER         UNEARNED     INVESTMENT/    STOCKHOLDERS'
                                                 FROM      COMPREHENSIVE    STOCK-BASED   ACCUMULATED       EQUITY
                                             STOCKHOLDERS   INCOME (LOSS)  COMPENSATION     DEFICIT       (DEFICIT)
                                             ------------  -------------   ------------   ------------   -------------
PREDECESSOR
Balance at April 1, 1998                       $   (70)        $   110       $      --     $ (17,051)      $ (17,563)

Issuance of Common Stock
    pursuant to exercise of options                 --              --              --            --              56
Issuance of Common Stock                            --              --              --            --              --
Repurchase of Common Stock                          70              --              --            --             (18)
Accretion of Mandatorily Redeemable                                                                               --
    Convertible Preferred Stock
    to redemption value                             --              --              --            --          (1,258)
Net loss                                            --              --              --        (5,600)         (5,600)
Cumulative translation
    adjustment                                      --             180              --            --             180
                                               -------         -------       ---------     ---------       ---------
Balance at March 31, 1999                           --             290              --       (22,651)        (24,203)

Issuance of Common Stock
    pursuant to exercise of options                 --              --              --            --             755
Issuance of Common Stock
    pursuant to conversion of warrants              --              --              --            --              67
Accretion of Mandatorily Redeemable
    Preferred Stock to redemption value             --              --              --            --            (442)
Beneficial conversion feature                       --              --              --       (11,739)             --
Adjustment of Mandatorily Redeemable
    Preferred Stock Series C per
    anti-dilution provision                         --              --              --            --              --
Conversion of Mandatorily Redeemable                --              --              --            --              --
    Preferred Stock to Common Stock                 --              --              --            --          21,324
Conversion of Series B Stock
    to Common Stock                                 --              --              --            --              --
Issuance of Series AA Preferred Stock,
    net of issuance costs                           --              --              --            --           4,403
Issuance of Series BB Preferred Stock               --              --              --            --          13,943
Conversion of Series AA Preferred
    Stock to Common Stock                           --              --              --            --               1
Conversion of Series BB Preferred
    Stock to Common Stock                           --              --              --            --              --
Issuance of Common Stock pursuant
    initial public offering                         --              --              --            --          57,090
Unearned compensation                               --              --         (37,607)           --              --
Amortization of unearned
    compensation                                    --              --          16,400            --          16,400
Repurchase of Common Stock                          --              --              --            --              (1)
Net loss                                            --              --              --       (23,767)        (23,767)
Unrealized loss on investments                      --             (20)             --            --             (20)
Cumulative translation adjustment                   --             219              --            --             219
                                               -------         -------       ---------     ---------       ---------
Balances at March 31, 2000                          --             489         (21,207)      (58,157)         65,769
                                               -------         -------       ---------     ---------       ---------


       The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.
         CONSOLIDATED STATEMENTS OF NET PARENT INVESTMENT/STOCKHOLDERS'
                                EQUITY (DEFICIT)
                                   (CONTINUED)
                                 (IN THOUSANDS)

                                             MANDATORILY
                                              REDEEMABLE         SERIES B              CONVERTIBLE
                                             CONVERTIBLE        CONVERTIBLE            PREFERRED AND
                                           PREFERRED STOCK    PREFERRED STOCK          COMMON STOCK          ADDITIONAL
                                           ----------------   ---------------       -------------------        PAID-IN
                                           SHARES    AMOUNT   SHARES   AMOUNT       SHARES       AMOUNT        CAPITAL
                                           ------    ------   ------   ------       ------       ------      ----------
Balances at March 31, 2000                    --       --       --       --         22,020             2        144,642

Issuance of common stock pursuant
   to exercise of options                     --       --       --       --            370            --            313
Issuance of common stock pursuant
   to Employee Stock Purchase
   Agreement Plan                             --       --       --       --             60            --            669
Repurchase of common shares                   --       --       --       --            (20)           --            (32)
Repurchase of shares related to the
   Rabbi Trust                                --       --       --       --           (440)           --           (372)
Issuance of shares related to over-
   allotment in connection with the IPO       --       --       --       --            600            --          8,728
Acceleration of options                       --       --       --       --             --            --             --
Unrealized gain/loss on investments           --       --       --       --             --            --             --
Cumulative translation adjustment             --       --       --       --             --            --             --
Amortization of unearned compensation         --       --       --       --             --            --           (585)
Net loss                                      --       --       --       --             --            --             --
                                            ----     ----     ----     ----         ------       -------      ---------
Balance at September 29, 2000                 --     $ --       --     $ --         22,590       $     2      $ 153,363
                                            ====     ====     ====     ====         ======       =======      =========
SUCCESSOR
Balance at September 30, 2000                 --     $ --       --     $ --             --       $    --      $      --

Amortization of unearned compensation         --       --       --       --             --            --             --
Cumulative translation adjustment             --       --       --       --             --            --             --
Parent (distribution)/contribution, net       --       --       --       --             --            --             --
Net loss                                      --       --       --       --             --            --             --
                                            ----     ----     ----     ----         ------       -------      ---------
Balance at December 31, 2000                  --       --       --       --             --            --             --

Amortization of unearned compensation         --       --       --       --             --            --             --
Cumulative translation adjustment             --       --       --       --             --            --             --
Parent (distribution)/contribution, net       --       --       --       --             --            --             --
Net loss (unaudited)                          --       --       --       --             --            --             --
                                            ----     ----     ----     ----         ------       -------      ---------
Balance at June 30, 2001 (unaudited)          --     $ --       --     $ --             --       $    --      $      --
                                            ====     ====     ====     ====         ======       =======      =========


                                                                                                                  TOTAL
                                                                                                                NET PARENT
                                               NOTES       ACCUMULATED                         NET PARENT       INVESTMENT/
                                            RECEIVABLE        OTHER            UNEARNED        INVESTMENT/     STOCKHOLDERS'
                                              FROM        COMPREHENSIVE       STOCK-BASED      ACCUMULATED        EQUITY
                                           STOCKHOLDERS   INCOME (LOSS)       COMPENSATION       DEFICIT         (DEFICIT)
                                           ------------   -------------       ------------     -----------     -------------
Balances at March 31, 2000                       --               489            (21,207)        (58,157)         65,769

Issuance of common stock pursuant
   to exercise of options                        --                --                 --              --             313
Issuance of common stock pursuant
   to Employee Stock Purchase

   Agreement Plan                                --                --                 --              --             669
Repurchase of common shares                      --                --                 --              --             (32)
Repurchase of shares related to the
   Rabbi Trust                                   --                --                 --              --            (372)
Issuance of shares related to over-
   allotment in connection with the IPO          --                --                 --              --           8,728
Acceleration of options                          --                --              1,763              --           1,763
Unrealized gain/loss on investments              --                20                 --              --              20
Cumulative translation adjustment                --              (115)                --              --            (115)
Amortization of unearned compensation            --                --              8,684              --           8,099
Net loss                                         --                --                 --         (28,436)        (28,436)
                                               ----         ---------          ---------       ---------       ---------
Balance at September 29, 2000                  $ --         $     394          $ (10,760)      $ (86,593)      $  56,406
                                               ====         =========          =========       =========       =========
SUCCESSOR
Balance at September 30, 2000                  $ --         $      --          $      --       $ 526,223       $ 526,223

Amortization of unearned compensation            --                --                 --           5,061           5,061
Cumulative translation adjustment                --               189                 --              --             189
Parent (distribution)/contribution, net          --                --                 --         (29,186)        (29,186)
Net loss                                         --                --                 --         (35,419)        (35,419)
                                               ----         ---------          ---------       ---------       ---------
Balance at December 31, 2000                     --               189                 --         466,679         466,868

Amortization of unearned compensation            --                --                 --           3,677           3,677
Cumulative translation adjustment                --              (697)                --              --            (697)
Parent (distribution)/contribution, net          --                --                 --          (9,830)         (9,830)
Net loss (unaudited)                             --                --                 --        (462,978)       (462,978)
                                               ----         ---------          ---------       ---------       ---------
Balance at June 30, 2001 (unaudited)           $ --         $    (508)         $      --       $  (2,452)      $  (2,960)
                                               ====         =========          =========       =========       =========


       The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                    PREDECESSOR
                                                                                 ---------------------------------------------------
                                                                                                            FOR THE       FOR THE
                                                                                                          PERIOD FROM   PERIOD FROM
                                                                                    FOR THE YEAR ENDED      APRIL 1,     JANUARY 1,
                                                                                          MARCH 31,         2000 TO       2000 TO
                                                                                 ----------------------   SEPTEMBER 29,   JUNE 30,
                                                                                     1999        2000        2000          2000
                                                                                 ----------    --------   ------------- -----------
                                                                                                                        (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                        $ (5,600)    $(23,767)   $(28,436)     $(17,397)
  Income from discontinued operations                                                 (248)      (2,657)        121          (769)
                                                                                  --------     --------    --------      --------
                  Loss from continuing operations                                   (5,848)     (26,424)    (28,315)      (18,166)

  Adjustments to reconcile net loss to net cash used in operating activities:
            Bridge loan interest converted to equity                                    96           --          --            --
            Depreciation and amortization                                              899          597         518            --
            Amortization of stock-based compensation                                    --       16,400       9,862           412
            Loss on write-off of equipment                                             129           71          --         8,680
            Goodwill and other intangible assets                                                     --          --
            Write-off of in process  research & development                             --           --          --            --
            Capital lease for construction-in-progress                                  --           40          --            --

            Changes in assets and liabilities:
               Accounts receivable                                                    (557)      (1,779)       (830)       (1,727)
               Income taxes refund receivable                                           27           --          --            --
               Prepaid expenses and other                                             (533)        (144)       (504)         (873)
               Accounts payable                                                          7          492         149          (540)
               Accrued expenses                                                       (757)       4,573        (154)        2,642
               Deferred revenue                                                        (95)        (503)         75        (1,007)
               Deposits and other assets                                               260         (156)         26          (101)
               Other long-term liabilities                                              --           12          44            34
                                                                                  --------     --------    --------      --------
  Net cash used in continuing operations                                            (6,372)      (6,821)    (19,129)      (10,646)
  Net cash provided by discounted operations                                         2,061        3,109         412         1,821
                                                                                  --------     --------    --------      --------
                  Net cash used in operating activities                             (4,311)      (3,712)    (18,717)       (8,825)
                                                                                  --------     --------    --------      --------
FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                (779)      (1,388)     (1,938)       (2,850)
  Purchases of short-term investments                                                   --      (12,018)         --       (22,876)
  Proceeds and maturities of short-term investments                                     --           --      12,018            --
                                                                                  --------     --------    --------      --------
                  Net cash provided by (used in) investing activities                 (779)     (13,406)     10,080       (25,726)
                                                                                  --------     --------    --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                                                           129           --          --            --
  Repayment of note payable                                                             --         (129)         --            --
  Payments of principal under capital lease financing                                 (172)        (136)        (88)           31
  Bank borrowings, net                                                              (1,047)      (1,631)         --        (2,658)
  Repayment of note payable to stockholder                                              --           --          --            --
  Proceeds from issuance of Common Stock                                                56       57,847       9,710        66,444
  Repurchase of Common Stock                                                           (18)          (1)        (32)          (27)
  Repurchase of Common Stock related to Rabbi Trust                                     --           --        (372)           --
  Proceeds from issuance of Preferred Stock, Series D and Series E warrants
       (net of issuance costs)                                                          --           67          --            31
  Proceeds from issuance of Preferred Stock, Series AA (net of
       issuance costs)                                                                  --        2,807          --           (53)
  Proceeds from issuance of Preferred Stock, Series BB                                  --       13,943          --            --
  Proceeds from bridge loan                                                          1,500           --          --            --
  Increase in restricted cash                                                           --         (702)        (27)           --
  Parent (distributions)/contributions, net                                             --           --          --          (282)
                                                                                  --------     --------    --------      --------
                  Net cash provided by (used in) financing activities                  448       72,065       9,191        63,486
                                                                                  --------     --------    --------      --------
Effect of exchange rate changes on cash                                                180          219        (115)         (162)

Net increase (decrease) in cash and cash equivalents                                (4,462)      55,166         439        28,773

Cash and cash equivalents at beginning of period                                     6,591        2,129      57,295        16,326
                                                                                  --------     --------    --------      --------
Cash and cash equivalents at end of period                                        $  2,129     $ 57,295    $ 57,734      $ 45,099
                                                                                  ========     ========    ========      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year: Interest                                             $    202     $    313    $     62      $    124
                                                                                  ========     ========    ========      ========
  Cash paid during the year: Income taxes                                         $     49     $     11    $     14      $     17
                                                                                  ========     ========    ========      ========
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Cancellation of stockholder note in exchange for Common Stock                   $     70     $     --    $     --      $     --
                                                                                  ========     ========    ========      ========
  Assets acquired under capital lease obligations                                 $     --     $    468    $     --      $     --
                                                                                  ========     ========    ========      ========
  Accretion of cumulative dividends on Preferred Stock                            $  1,258     $    442    $     --      $     --
                                                                                  ========     ========    ========      ========
  Unearned compensation related to stock option grants                            $     --     $ 37,607    $     --      $  4,874
                                                                                  ========     ========    ========      ========
  Conversion of bridge loan to Preferred Stock                                    $     --     $  1,596    $     --      $     --
                                                                                  ========     ========    ========      ========
  Conversion of Mandatorily Redeemable Preferred Stock to Common Stock            $     --     $ 20,882    $     --      $     --
                                                                                  ========     ========    ========      ========
  Beneficial conversion feature                                                   $     --     $ 11,739    $     --      $ 11,739
                                                                                  ========     ========    ========      ========
  Write-off of property and equipment                                             $  3,761     $    776    $     --      $    304
                                                                                  ========     ========    ========      ========
  Parent permanent investment, net                                                $     --     $     --    $     --      $     --
                                                                                  ========     ========    ========      ========
  Goodwill from acquisition                                                       $     --     $     --    $     --      $     --
                                                                                  ========     ========    ========      ========


                                                                                                 SUCCESSOR
                                                                                  ---------------------------------------
                                                                                       FOR THE              FOR THE
                                                                                     PERIOD FROM          PERIOD FROM
                                                                                     SEPTEMBER 30,         JANUARY 1,
                                                                                       2000 TO              2001 TO
                                                                                     DECEMBER 31,           JUNE 30,
                                                                                        2000                  2001
                                                                                  ----------------      -----------------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                           $  (35,419)           $(462,978)
  Income from discontinued operations                                                        --                   --
                                                                                     ----------            ---------
                  Loss from continuing operations                                       (35,419)            (462,978)

  Adjustments to reconcile net loss to net cash used in operating activities:
            Bridge loan interest converted to equity                                         --                   --
            Depreciation and amortization                                                   337                  621
            Amortization of stock-based compensation                                      5,061                3,677
            Loss on write-off of equipment                                                   --                   27
            Goodwill and other intangible assets                                         23,250              443,755
            Write-off of in process research & development                                2,179                   --
            Capital lease for construction-in-progress                                       --                   --
            Changes in assets and liabilities:
                  Accounts receivable                                                    (1,783)               3,245
                  Income taxes refund receivable                                             --                   --
                  Prepaid expenses and other                                               (493)               1,144
                  Accounts payable                                                       (1,301)               1,262
                  Accrued expenses                                                        1,953               (3,463)
                  Deferred revenue                                                         (254)                 217
                  Deposits and other assets                                                 (48)                 (15)
                  Other long-term liabilities                                                22                  (78)
                                                                                     ----------            ---------
  Net cash used in continuing operations                                                 (6,496)             (12,586)
  Net cash provided by discontinued operations                                               --                   --
                                                                                     ----------            ---------
                  Net cash used in operating activities                                  (6,496)             (12,586)
                                                                                     ----------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                   (1,098)                (530)
  Purchases of short-term investments                                                        --                   --
  Proceeds and maturities of short-term investments                                          --                   --
                                                                                     ----------            ---------
                  Net cash provided by (used in) investing activities                    (1,098)                (530)
                                                                                     ----------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                                                                 --                   --
  Repayment of note payable                                                                  --                   --
  Payments of principal under capital lease financing                                       (42)                 (57)
  Bank borrowings, net                                                                       --                   --
  Repayment of note payable to stockholder                                                   --                   --
  Proceeds from issuance of Common Stock                                                     --                   --
  Repurchase of Common Stock                                                                 --                   --
  Repurchase of Common Stock related to Rabbi Trust
  Proceeds from issuance of Preferred Stock, Series D and Series E warrants
       (net of issuance costs)                                                               --                   --
  Proceeds from issuance of Preferred Stock, Series AA (net of issuance costs)               --                   --
  Proceeds from issuance of Preferred Stock, Series BB                                       --                   --
  Proceeds from bridge loan                                                                  --                   --
  Increase in restricted cash                                                               (12)                 (22)
  Parent (distributions)/contributions, net                                             (26,553)              (9,830)
                                                                                     ----------            ---------
                  Net cash provided by (used in) financing activities                   (26,607)              (9,909)
                                                                                     ----------            ---------
Effect of exchange rate changes on cash                                                     189                 (697)
Net increase (decrease) in cash and cash equivalents                                    (34,012)             (23,722)
Cash and cash equivalents at beginning of period                                         57,734               23,722
                                                                                     ----------            ---------
Cash and cash equivalents at end of period                                           $   23,722            $      --
                                                                                     ==========            =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year: Interest                                                $       35            $      52
                                                                                     ==========            =========
  Cash paid during the year: Income taxes                                            $        7            $     105
                                                                                     ==========            =========
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Cancellation of stockholder note in exchange for Common Stock                      $       --            $      --
                                                                                     ==========            =========
  Assets acquired under capital lease obligations                                    $       --            $      --
                                                                                     ==========            =========
  Accretion of cumulative dividends on Preferred Stock                               $       --            $      --
                                                                                     ==========            =========
  Unearned compensation related to stock option grants                               $       --            $      --
                                                                                     ==========            =========
  Conversion of bridge loan to Preferred Stock                                       $       --            $      --
                                                                                     ==========            =========
  Conversion of Mandatorily Redeemable Preferred Stock to Common Stock               $       --            $      --
                                                                                     ==========            =========
  Beneficial conversion feature                                                      $       --            $      --
                                                                                     ==========            =========
  Write-off of property and equipment                                                $       --            $      27
                                                                                     ==========            =========
  Parent permanent investment, net                                                   $ (523,590)           $      --
                                                                                     ==========            =========
  Goodwill from acquisition                                                          $  467,184            $      --
                                                                                     ==========            =========



       The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

     Blaze Software, Inc. (together with its wholly-owned subsidiaries, "Blaze Software" or the "Company), formerly a NASDQ publicly traded company ("Predecessor") (commission file number: 000-29817), was acquired by Brokat AG ("Brokat") on September 29, 2000 and Brokat subsequently sold Blaze Software to HNC Software, Inc. ("HNC"). On August 15, 2001, HNC purchased from Brokat substantially all of the assets and certain liabilities of Brokat's Blaze Advisor business unit for approximately $18.5 million in cash. The accompanying consolidated financial statements reflect Blaze Software as a Brokat owned company ("Successor") from September 30, 2000 through June 30, 2001.

     The Company's principal activities include the development and licensing of infrastructure software that enables adaptable and personalized interactions that are consistent across all company communication channels, or touch points. This software enables companies to implement their policies, practices and procedures, or business rules, in e-business applications across multiple touch points. Blaze Software also provides related maintenance and consulting services. Blaze Software markets its products to a wide range of customers mainly in North America, Europe and the Pacific Rim primarily through a direct sales force.

BASIS OF PRESENTATION

     Successor

     The nine months ended December 31, 2000 is presented in two separate periods in these consolidated financial statements due to the acquisition of Blaze Software on September 29, 2000 by Brokat, which established a new basis of accounting for certain assets and liabilities of Blaze Software. The purchase method of accounting was used to record assets acquired and liabilities assumed by Brokat. For the period from September 30, 2000 to December 31, 2000, Blaze Software maintained separate financial statements, with the exception of equity transactions.

     From the period beginning January 1, 2001, Blaze Software did not maintain separate cost of sales, research and development, sales and marketing, and general and administrative functions. The accompanying consolidated financial statements for the period from January 1, 2001 to June 30, 2001 (unaudited) reflect the carve-out historical results of operations and financial position of Blaze Software as if Blaze Software had been operating as a separate business. For the purposes of preparing the accompanying consolidated financial statements, costs were allocated to Blaze Software using the following allocation method: All costs and expenses directly attributable to Blaze Software are included in the financial statements. No Brokat corporate cost allocations for legal, human resources, other administrative functions and services, rent and utilities were required as the Company operated autonomously of the Brokat parent entity for all periods presented. The Blaze Software financial statements costs and expenses were prepared on a carve-out basis from the other entities within that subsidiary. The statements contain all expenses directly attributable to services, rent, utilities, and interest related to average working capital levels from the Company and Brokat. Brokat's management believes that the allocation methods used are reasonable and reflective of Blaze Software's proportionate share of such expenses. However, the financial information included herein may not reflect the financial position, operating results, changes in equity and cash flows of the Company in the future or what they would have been had Blaze Software been a separate, stand-alone entity from January 1, 2001 to June 30, 2001. No interdivision interest income or expense has been allocated to, or included in, the accompanying unaudited interim consolidated carve-out financial statements.

     Accordingly, the accompanying consolidated statement of operations for the period from April 1, 2000 to September 29, 2000 and for the period from September 30, 2000 to December 31, 2000 and the period from January 1, 2001 to June 30, 2001 are not comparable in all material respects, since those consolidated financial statements report financial position, results of operation, and cash flows on a different basis of accounting.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Predecessor and carve-out presentation

     The financial results for the years ended March 31, 1999 and March 31, 2000 and the period from April 1, 2000 to September 29, 2000 reflect Blaze Software as a stand-alone public company.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Blaze Software, Inc. and its wholly owned subsidiaries, Blaze Software GmbH, Blaze Software S.A.R.L., Blaze Software Canada, Blaze Software (UK) Ltd, Blaze Software Japan, Inc., and Blaze Software Australia Pty Ltd (together, "Blaze Software" or the "Company"). All material intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The consolidated financial statements as of June 30, 2001 and for the six months ended June 30, 2000 and 2001 are unaudited but have been prepared in accordance with generally accepted accounting principles for interim financial statements and the rules of the Securities and Exchange Commission and do not include all disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for a full year.

     IMPAIRMENT

     Brokat incurred a net loss during the first six months of 2001 and in prior years. As of June 30, 2001, Brokat had a substantial shareholders' deficit and had limited financial resources available to support its ongoing operations, fund product development programs and pay its obligations as they become due.

     As a result of the aforementioned factors, Brokat announced and began to implement a restructuring program, aimed at reducing operating costs and improving organizational and operating efficiency. The cost reduction program includes a hiring freeze and lower levels of external spending, as well as a reduction in overall staffing levels.

     Brokat management currently believes that Brokat's existing capital resources and cash from operations will not be sufficient to satisfy Brokat's expected cash funding and working capital requirements through the end of 2001. Brokat management is evaluating available opportunities to finance the Company's cash needs.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     These or other sources of additional funding may not be available to Brokat on a timely basis, at acceptable terms or at all. Pursuant to SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" the Company evaluated the recoverability of the long-lived assets, including the identifiable intangible assets, goodwill and other long lived assets recorded in connection with all of its various acquisitions. These actions contemplate a plan to consider disposal of certain of the Brokat assets, including Blaze. Those assets are expected to be sold or abandoned, depending on resale market conditions. Due to the uncertainty regarding the ultimate outcome of the actions steps within its restructuring program the accompanying financial statements reflect an impairment loss of approximately $395.3 million. Impairment expense has been classified within the operating statement caption "Intangible Amortization and Impairment Expense." The impairment expense was determined by comparing the carrying amounts of the respective assets to their estimated fair value as of June 30, 2001. The estimated fair values of assets held for sale are based on estimates of the expected sales price less costs to sell. The estimated fair values for assets held for use are based on Brokat's best estimates of discounted future cash flows. Brokat's estimates of expected future cash flows and related fair values are based on the best information that is currently available, but may change in subsequent periods based on a variety of factors such as market conditions, Brokat's continuing negotiations related to the disposal of certain assets and Brokat's continuing evaluation of the recoverability of long-lived assets.

     RESTRUCTURING

     The restructuring program contemplates mainly a reduction of workforce within Blaze. The workforce reductions commenced in the second quarter of 2001. Blaze recorded restructuring charges of approximately $1.4 million. Restructuring charges are disclosed separately in the consolidated statement of operations. The restructuring charge relates primarily to severance benefits accrued in accordance with Emerging Issues Task Force ("EITF") 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)."

FOREIGN CURRENCY TRANSLATION

     The functional currency of Blaze Software's subsidiaries is the respective local currency. Accordingly, Blaze Software applies the current exchange rate to translate the subsidiaries' assets and liabilities and the weighted average exchange rate to translate the subsidiaries' revenues, expenses, gains and losses into U.S. dollars. Translation adjustments are included as a separate component of comprehensive income within divisional surplus (deficit)/stockholders' equity in the accompanying consolidated financial statements.

BUSINESS RISK AND CONCENTRATION OF CREDIT RISK

     Blaze Software currently operates in a single business segment and revenue from continuing operations is principally attributable to the sale of software products and related maintenance, consulting and training services which are characterized by rapid technological advances, changes in customer requirements and industry standards. Any failure by Blaze Software to anticipate or to respond adequately to technological changes in its industry, changes in customer requirements or changes in industry standards, could have a material adverse effect on Blaze Software's business and operating results.

     Financial instruments which potentially subject Blaze Software to concentrations of credit risk consist primarily of temporary cash investments, including money market accounts and accounts receivable. Blaze Software placed its temporary cash investments with one major financial institution at December 31, 2000 and two major financial institutions at March 31, 2000. Blaze Software performs ongoing credit evaluations of its customers' financial condition and does not require collateral. Blaze Software maintains allowances for potential credit losses and such losses have been within management's expectations.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     At June 30, 2001, one customer accounted for approximately 15% (unaudited) of the aggregate accounts receivable balance. At December 31, 2000, no customer accounted for 10% or more of the aggregate accounts receivable balance. At March 31, 2000, two customers accounted for approximately 18% and 15% of the aggregate accounts receivable balance. For the years ended March 31, 1999 and 2000, one customer accounted for approximately 19% and 23% of total revenues, respectively. For the periods from April 1, 2000 to September 29, 2000, September 30, 2000 to December 31, 2000, January 1, 2000 to June 30, 2000 and January 1, 2001 and June 30, 2001, one customer accounted for approximately 11%, no customer accounted for more than 10%, one customer accounted for 17% and one customer accounted for 14% of total revenues, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Carrying amounts of certain Blaze Software's financial instruments approximate fair value due to their short maturities.

CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     For the years ended March 31, 1999 and 2000 and for the period from April 1, 2000 to September 29, 2000 and the period from September 30, 2000 to December 31, 2000, Blaze Software invested its excess cash in money market accounts and debt instruments and considered all highly liquid investments with an original or remaining maturity of three months or less at the time of purchase to be cash equivalents. Investments with an original or remaining maturity at the time of purchase of over three months are classified as short-term investments as all investments are classified as available-for-sale and can be readily liquidated to meet current operational needs. The securities are carried at amortized cost, which approximates fair value. Fair value is based upon market prices quoted on the last day of the fiscal year.

     Beginning January 1, 2001, Brokat has managed cash and cash equivalents on a centralized basis. All changes in cash and cash equivalents have been included as an advance from Brokat.

     Unrealized gains and losses are reported as a separate component of stockholders' equity. The amortized cost of the debt securities is adjusted for the amortization of premiums and accretion of discounts to maturity. Such amortization, as well as any interest on the securities, is included in interest expense, net. Realized gains and losses and declines in value judged to be other-than-temporary are also included in interest expense, and have not been material. The cost of securities sold is based on the specific identification method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally three to five years for both the predecessor period and the successor period. Leased assets are amortized on a straight-line basis over the lesser of the estimated useful life or the lease term.

     Maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess of the purchase price of the acquired business over the fair value of the identifiable net assets acquired and is amortized using the straight-line method over an estimated useful life of five years. Acquired in-place workforce is amortized over the period of benefit of five years. Acquired customer base and trade name are amortized over the period of benefit of five years. Acquired technology is amortized over the periods of benefit of five years. Amortization of goodwill and other intangible assets is reflected in a separate line item on the consolidated statement of operations.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

VALUATION OF LONG-LIVED ASSETS

     Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of its long-lived assets, including, but not limited to, property and equipment, goodwill and certain other assets has changed. The carrying value of a long-lived asset is considered impaired when the undiscounted cash flow from such asset is separately identifiable and is estimated to be less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the involved asset. Losses on long-lived assets to be disposed of would be determined in a similar manner, except that fair values would be reduced by the cost of disposal.

REVENUE RECOGNITION

     Blaze Software's revenues are derived from two sources; product license revenues and service revenues. Product license revenues are derived from product sales to end users and independent software vendors as well as royalties from independent software vendors. Service revenues are derived from providing consulting and training, maintenance and support services to end users.

     Blaze Software recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition, as amended. License revenues from sales to end users and systems integrators are recognized upon shipment of the product, if an executed agreement or purchase order has been received, the fee is fixed and determinable and collection is deemed probable. If an acceptance period is provided, revenue is recognized upon the earlier of customer acceptance or the expiration of that period. For enterprise application vendors, Blaze Software receives quarterly reports from these vendors on sell-through of Blaze Software products to end users. Blaze Software recognizes royalty revenues upon receipt of the quarterly reports from vendors. For sales made through distributors, Blaze Software recognizes revenues upon shipment of the product, if an executed agreement or purchase order has been received, the fee is fixed and determinable and collection is deemed probable. Distributors have no right of return.

     For contracts with multiple obligations (e.g., product licenses, maintenance and other services), Blaze Software allocates revenue to each component of the contract based on vendor specific objective evidence of its fair value, which is based on the price when each component is sold separately, or when not yet sold separately, the price established by management. Blaze Software recognizes revenue allocated to undelivered products when the criteria for product revenue set forth above are met.

     Service revenues from consulting, installation and training are recognized as the related services are performed and collectibility is reasonably assured. Revenues from maintenance and support agreements, which include product updates, are deferred and recognized on a straight-line basis over the term of the related agreement. Payments of maintenance fees are generally made in advance and are nonrefundable.

ADVERTISING

     Blaze Software expenses advertising costs as they are incurred. Advertising expense for the years ended March 31, 1999 and 2000, for the period from April 1, 2000 to September 29, 2000, for the period from September 30, 2000 to December 31, 2000, for the period from January 1, 2000 to June 30, 2000 and for the period from January 1, 2001 to June 30, 2001 was $431,000, $1,517,000,
$1,187,000, $517,000, $2,178,000 (unaudited) and $517,000 (unaudited), respectively.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

INCOME TAXES

     Blaze Software accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not the deferred tax asset will not be realized.

     As of December 31, 2000, Blaze Software was not a separate taxable entity for federal, state or local income tax purposes and its operations are included in the Brokat income tax returns. The provision, if any, is computed using the separate return method.

STOCK-BASED COMPENSATION

     Blaze Software has elected to adopt the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation ("SFAS No. 123"). Blaze Software accounts for stock-based compensation using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB No. 25") and, accordingly, pro forma disclosures required under SFAS No. 123 have been presented (See Note 10). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the deemed fair value of Blaze Software's common stock and the exercise price. Additionally, pursuant to SFAS No. 123, common stock issued to non-employees is accounted for at the fair value of the equity instruments issued, or at the fair value of the consideration received, whichever is more reliably measurable.

RESEARCH AND DEVELOPMENT EXPENDITURES

     Costs related to research, design and development of products are charged to research and development expense as incurred. Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. To date, attaining technological feasibility of Blaze Software's products and general release have substantially coincided. As a result, Blaze Software has not capitalized any software development costs.

NET LOSS PER SHARE

     Blaze Software computes net loss in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period. Options, warrants, mandatorily redeemable convertible preferred stock and convertible preferred stock were not included in the computation of diluted net loss per share because of the effect would be antidilutive. Since the Company was acquired on September 30, 2000, net loss per share is not presented for the periods September 30, 2000 through June 30, 2001 since the Company had no outstanding shares. Additionally, net loss per share is not presented for the period from April 1, 2000 to September 29, 2000 because such information is not deemed to be meaningful.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     A reconciliation of shares used in calculation of basic and diluted net loss per share follows (in thousands, except per share amounts):

                                                                             YEARS ENDED MARCH 31,
                                                                            -----------------------
                                                                              1999           2000
                                                                            --------       --------
Basic and diluted net loss per share:
Numerator:
   Net loss from  continuing operations                                     $ (5,848)      $(26,424)
   Accretion of mandatorily redeemable convertible preferred stock
     to redemption value                                                      (1,258)          (442)
   Beneficial conversion feature of convertible preferred stock                   --        (11,739)
                                                                            --------       --------
   Net loss from continuing operations
     attributable to common stockholders                                      (7,106)       (38,605)
   Income (loss) from operations of discontinued
     user interface business                                                     248          2,657
                                                                            --------       --------
   Loss attributable to common stockholders                                 $ (6,858)      $(35,948)
                                                                            ========       ========
Denominator:
   Weighted average common shares outstanding                                    444          5,913
   Weighted average unvested common shares
     subject to repurchase                                                       (73)          (132)
                                                                            --------       --------
   Denominator for basic and diluted calculation                                 371          5,781
                                                                            ========       ========
   Basic and diluted net loss per share
     attributable to common stockholders                                    $ (18.49)      $  (6.22)
                                                                            ========       ========
   Antidilutive securities including options, warrants and convertible
     preferred stock not included in net loss per share calculation            7,392          4,479
                                                                            ========       ========

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, established accounting and reporting standards for derivative financial instruments, including certain derivatives instruments embedded in other contracts, and for hedging activities. Blaze adopted SFAS 133, as amended, on January 1, 2001. Blaze has not engaged in hedging activities or invested in derivative financial instruments and accordingly, the adoption of SFAS 133 did not have a material effect on its financial statements (unaudited).

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and is effective for all business combinations initiated after June 30, 2001. SFAS 142 requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required. SFAS 142 is effective for fiscal years beginning after December 15, 2001 provided that the first interim period financial statements have not been previously issued. The adoption of SFAS 141 is not expected to have a material effect on the Company's operating results or financial condition. The Company is currently assessing the impact of SFAS 142 on its operating results and financial condition.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     On October 3, 2001, the FASB issued Statement of Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 supercedes FAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." FAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 ("APB 30"), Reporting Results of Operations Reporting the Effects of Disposal of Segment of a Business. FAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. FAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, FAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. FAS 144 is effective for the Company beginning in fiscal 2002.

RECLASSIFICATIONS

     Certain amounts in the fiscal year 1999 financial statements have been reclassified to conform to the fiscal year 2000 presentation.

NOTE 2 -- ACQUISITION OF BLAZE SOFTWARE BY BROKAT:

     On September 29, 2000, Brokat completed the acquisition of Blaze Software. Under the terms of the Agreement and Plan of Merger dated June 19, 2000, among Blaze Software and Brokat approximately 4,961,000 shares of Brokat's Common Stock and options were issued or reserved for issuance for all outstanding shares and options of Blaze Software. The acquisition was accounted using the purchase method of accounting.

     The purchase consideration included approximately 4,131,000 shares of Common Stock valued at approximately $450.7 million. In addition, all of the outstanding stock options granted under the Blaze Software Option Plan were converted at the ratio of 1:0.1826 into stock options to purchase approximately 830,000 shares of Brokat's common stock.

     The Black-Scholes option pricing model was used to determine the fair value of the converted options. The fair value of the stock options, of approximately $82.1 million, was included as a component of the purchase price. Brokat also incurred approximately $11.9 million in acquisition expenses. The assumptions used in the calculation of fair value of the options were: risk free interest rate, 6.38%; average expected life, 2.3 years; volatility, 90%, and; 0% dividend yield.

     The total purchase price of approximately $526.2 million was allocated to assets acquired, including tangible and intangible assets, and liabilities assumed, based on their respected estimated fair values at the acquisition. The estimate of fair value of the net assets acquired is based on independent estimates.

     The total purchase price was allocated as follows (in thousands):

Fair value of tangible assets            $  68,998
Acquired technology                         14,166
Customer base                               19,963
In-place workforce                           5,950
Tradename                                      495
Fair value of liabilities assumed           (9,959)
In-process research and development          2,179
Goodwill                                   424,431
                                         ---------
                                         $ 526,223
                                         =========

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT

     In connection with the acquisition, Brokat acquired one in process project. The existing product at the date of acquisition, Blaze Advisor Software Suite provides customers with the ability to automatically update their sales force with the latest information. The project is developing additional features to ease the use and deployment of the existing Blaze Advisor Software Suite; $2.2 million was ascribed to the in-process research and development project which was charged to operations in the period from September 30, 2000 to December 31, 2000. Amortization of in-process research and development is reflected in a separate line item on the consolidated statement of operations.

     Blaze Software used an independent appraiser firm to assist in the valuation of the in-process technology. Blaze Software provided assumptions of revenue, cost of revenue and operating expense to the appraiser to assist in the valuation. The in-process research and development project was valued through the use of a discounted cash flow analysis, taking into account projected future cash flows associated with the project once it achieves technological feasibility, its stage of completion as of the acquisition date, and the expected return requirement (i.e. discount rate) for determining present value of the future cash flows. Stages of completion were estimated by considering time, cost and complexity of tasks completed prior to the acquisition as a percentage of total time, cost and effort required for the total project up to achieving technological feasibility. Earnings associated with Blaze Software's incomplete technology were discounted at a rate of 20%.

NOTE 3 - DISCONTINUED OPERATIONS:

     In December 1999, the Company's Board of Directors resolved to discontinue Blaze Software's entire user interface line of business. The business was subsequently sold on March 1, 2000. The accompanying financial statements have been prepared to reflect the historical results of operations and cash flows of the user interface business as discontinued operations for all periods presented.

     Balance sheet data (in thousands):

                                              AS OF MARCH 31,
                                           ---------------------
                                            1999          2000
                                           -------       -------
Current assets                             $ 1,183       $   615
Current liabilities                            (70)          (24)
                                           -------       -------
Net assets of discontinued operations      $ 1,113       $   591
                                           =======       =======

     The current assets and current liabilities noted above comprise accounts receivable and accounts payable, respectively.

     Income statement data (in thousands):

                                                                                        FOR THE
                                                                                     PERIOD ENDED
                                                                                        APRIL 1,
                                                       YEARS ENDED MARCH 31,            2000 TO
                                                    -------------------------        SEPTEMBER 29,
                                                      1999              2000              2000
                                                    -------           -------        -------------
Revenues                                            $ 9,094           $ 5,013           $   174
Costs and expenses                                   (8,846)           (2,356)              (98)
                                                    -------           -------           -------
Income (loss) from discontinued operations          $   248           $ 2,657           $    76
                                                    =======           =======           =======

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Cash flow data (in thousands):

                                                                                               FOR THE
                                                                                             PERIOD FROM
                                                                                               APRIL 1,
                                                           YEARS ENDED MARCH 31,                2000 TO
                                                       ---------------------------           SEPTEMBER 29,
                                                         1999                2000                2000
                                                       -------             -------           -------------
Net cash provided by (used in) discontinued
   operations                                          $ 2,061             $ 3,109              $  412
                                                       =======             =======              ======

NOTE 4--TRANSACTIONS WITH BROKAT TECHNOLOGIES:

     Blaze Software sells products and services to Brokat Technologies and its subsidiaries. There were no sales to Brokat for the years ended March 31, 1999 and 2000, for the periods from April 1, 2000 to September 29, 2000, September 30, 2000 to December 31, 2000, and January 1, 2000 to June 30, 2000. Sales to Brokat for the period January 1, 2001 to June 30, 2001 totaled $188,000.

NOTE 5 - BALANCE SHEET COMPONENTS:

PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                        PREDECESSOR                SUCCESSOR
                                                        -----------       -----------------------------
                                                          AS OF              AS OF             AS OF
                                                         MARCH 31,        DECEMBER 31,        JUNE 30,
                                                           2000               2000              2001
                                                        -----------       ------------       ----------
                                                                                             (UNAUDITED)
Computer equipment                                        $ 2,636           $ 2,782           $ 1,108
Furniture and fixtures                                        463               753               868
Leasehold improvements                                        316               916               978
                                                          -------           -------           -------
                                                            3,415             4,451             2,954
Less:  Accumulated depreciation and amortization           (1,482)             (337)             (958)
                                                          -------           -------           -------
                                                          $ 1,933           $ 4,114           $ 1,996
                                                          =======           =======           =======

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Property and equipment under capital leases, included in the above table, consist of the following (in thousands):

                                      PREDECESSOR             SUCCESSOR
                                      -----------     --------------------------
                                         AS OF           AS OF           AS OF
                                       MARCH 31,      DECEMBER 31,      JUNE 30,
                                          2000            2000            2000
                                      -----------     -----------      ---------
                                                                      (UNAUDITED)
Computer equipment                       $ 705           $ 696           $ 696
Less:  Accumulated depreciation           (322)           (451)           (531)
                                         -----           -----           -----
                                         $ 383           $ 245           $ 165
                                         =====           =====           =====

     The amortization of assets recorded under capital leases is included within depreciation expense.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets consists of the following (in thousands):

                                                  SUCCESSOR
                                        ------------------------------
                                           AS OF              AS OF
                                        DECEMBER 31,         JUNE 30,
                                            2000               2001
                                        -----------          ---------
                                                            (UNAUDITED)
Acquired technology                      $  14,166           $  14,166
In-place workforce                           5,950               5,950
Customer base                               19,963              19,963
Trade name                                     495                 495
Goodwill                                   424,431             424,431
                                         ---------           ---------
                                           465,005             465,005
Less:  Accumulated amortization            (23,250)            (69,751)
       Impairment expense                       --            (395,254)
                                         ---------           ---------
                                         $ 441,755           $      --
                                         =========           =========

     There were no goodwill and other intangible assets of the predecessor.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consist of the following (in thousands):

                                    PREDECESSOR             SUCCESSOR
                                    -----------    ---------------------------
                                       AS OF          AS OF           AS OF
                                     MARCH 31,     DECEMBER 31,      JUNE 30,
                                       2000            2000            2001
                                    -----------    -----------       ---------
                                                                    (UNAUDITED)
Accrued compensation                  $1,622          $4,606          $3,972
Sales and income tax payable           1,276             718             236
Other accrued liabilities              4,548           3,921           1,574
                                      ------          ------          ------
                                      $7,446          $9,245          $5,782
                                      ======          ======          ======

NOTE 6 - BORROWINGS:

     Blaze Software had a line of credit facility with a lender, whereby Blaze Software could borrow up to 80% of eligible United States and United Kingdom accounts receivable with a maximum borrowing of $5,000,000. Borrowings under the facility bore interest at the prime rate plus 3% (10.75% as of March 31, 1999) and were collateralized by certain assets of Blaze Software. As of March 31, 1999, Blaze Software had borrowed $1,631,000 under this facility. The facility was repaid and terminated in March 2000.

     In November 1998, Blaze Software entered into a bridge loan agreement with several of its existing investors totaling $1.5 million. The loan bore interest at the rate of 25%, was subordinated to the agreement between Blaze Software and Coast Business Credit, and was collateralized by certain assets of Blaze Software. The bridge loan was converted into 2,777,778 shares of Series AA Preferred Stock in June 1999.

NOTE 7 - INITIAL PUBLIC OFFERING:

     In March 2000, Blaze Software completed its initial public offering and issued 4,000,000 shares of its common stock to the public at a price of $16.00 per share. Blaze Software received net proceeds of approximately $57.1 million in cash. Upon the closing the offering, all of the outstanding shares of the Series AA and BB convertible preferred stock were converted into an aggregate of 10,369,000 shares of common stock.

     In April 2000, in connection with the initial public offering, the underwriters purchased an additional 600,000 shares of common stock as a result of the exercise of their over-allotment option. This sale resulted in additional net proceeds of approximately $8,800,000.

NOTE 8 - MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

     In June 1999, Blaze Software converted all of its outstanding mandatorily redeemable preferred stock into common stock at the applicable conversion rates.

NOTE 9 - STOCKHOLDERS EQUITY:

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

SERIES B PREFERRED STOCK

     In June 1999, Blaze Software converted all of its outstanding Series B preferred stock into shares of common stock. The conversion is disclosed in the statement of net parent investment/stockholders equity (deficit) within the column "Convertible preferred stock and common stock."

PREFERRED STOCK WARRANTS

     In December 1996, warrants to purchase 107,143 shares of the Company's Series B preferred stock were issued at a price per share of $5.60. These warrants expired in December 1999. The fair value of these warrants was not material to the financial statements.

SERIES AA AND BB PREFERRED STOCK

     In June 1999 and September 1999, Blaze Software issued 8,134,839 and 281,376 shares, respectively, of Series AA convertible preferred stock at a price of $0.54 per share. Net proceeds to Blaze Software were cash of $2.8 million and the cancellation of indebtedness of $1.6 million. Prior to the issuance of Series AA convertible preferred stock, Blaze Software converted all of its outstanding shares of Series A, Series B, Series C Series D, and Series F convertible preferred stock into common stock and all of its warrants for Series E preferred stock into warrants for common stock at the applicable conversion rates in effect for each series. The issuance in September 1999 resulted in a beneficial conversion feature of approximately $2.2 million, calculated in accordance with Emerging Issues Task Force No. 98-5, which resulted in an immediate charge to additional paid-in capital.

     On December 31, 1999 1,952,735 shares of Series BB preferred stock were issued for gross proceeds of approximately $13.9 million. The issuance resulted in a beneficial conversion feature of approximately $9.5 million, calculated in accordance with Emerging Issues Task Force No. 98-5, which resulted in an immediate charge to additional paid-in capital.

     In March 2000, all shares of Series AA and BB preferred stock were converted to shares of common stock effective with the Company's initial public offering. The conversion is disclosed in the statement of net parent investment/stockholders equity (deficit) within the column "Convertible preferred stock and common stock."

DELAWARE REINCORPORATION

     In March 2000, Blaze Software reincorporated in the State of Delaware. The par value of the preferred and common stock is $0.0001 per share. All share data information has been restated to reflect the reincorporation.

COMMON STOCK

     In March 2000, Blaze Software's stockholders approved an increase in the authorized number of common shares from 54,000,000 shares to 200,000,000 shares. Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding at the time having priority rights as to dividends.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 10 - EMPLOYEE BENEFIT PLANS:

TAX DEFERRED SAVINGS PLAN

     The Company has a savings plan that is intended to qualify as a deferred salary arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Savings Plan"). All full-time employees of Blaze Software are eligible to participate in the Savings Plan pursuant to the terms of the plan. Participants may defer up to 15 percent of their pre-tax earnings (up to the Internal Revenue Service limit). The Company matches 25 percent of employee contributions up to a maximum of $1,000 per employee. The participants' as well as the Company's matching contributions are fully vested. Company contributions to the Savings Plan were approximately $130,000, $47,000 and $40,000 for fiscal 2001, 2000 and 1999, respectively. Effective October 16, 2001, this plan was terminated.

STOCK OPTION PLANS

     In 1986, Blaze Software adopted the 1986 Stock Option Plan (the "1986 Plan") and had 1,254,500 shares of Common Stock reserved for issuance there under. In 1996, the 1986 Plan was discontinued and replaced with the 1996 Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, Blaze Software has reserved 5,753,429 shares of common stock for issuance. In addition, in March 2000, stockholders approved an increase in the number of shares available under the 1996 Plan by 1,250,000. In March 2000, stockholders approved the 2000 Stock Plan (the "2000 Plan") and reserved 250,000 shares of common stock for future issuance under this plan.

     Options granted under the 1996 Plan and the 2000 Plan (the "Plans") may be incentive stock options or nonqualified stock options and shall be granted at a price not less than 100% or 85% of fair market value, respectively, or at a price not less than 110% of fair market value under certain circumstances. Fair market value (as defined in the Plans) and the vesting, of these options shall be determined by Blaze Software's Board of Directors. The options expire no later than 10 years from the date of grant. Unvested options on termination of employment are canceled and returned to the Plans. Options can be exercised from the date of issuance, even though they have not fully vested. Such shares are subject to repurchase on a pro rata basis over a four-year period from the date of issuance. As of March 31, 2000 and 1999, there were approximately 734,400 and 73,500 shares, respectively, subject to repurchase, at a weighted average price of $ 0.73 per share and $0.56 per share, respectively. During fiscal year 2000 and 1999, approximately 13,100 and 157,500 shares, respectively, were repurchased.

     Shares acquired under the Plans are subject to Stock Purchase Agreements, which provide Blaze Software with a right of first refusal and grant Blaze Software repurchase rights for unvested shares, at their original cost.

     Options granted under the Plans have a term of ten years measured from the grant date and are initially unvested. Participants vest in the option shares granted over a four-year period with (i) twenty-five percent of the option shares vesting upon the completion of one year of service, and (ii) the balance of the option shares in thirty-six successive equal monthly installments upon the participants completion of each additional month of service.

     All Blaze Software, Inc. options outstanding on September 29, 2000 were converted into options to purchase Brokat's common stock and adjusted to give effect to the acquisition exchange ratio.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     A summary of the status of Blaze Software's stock option plans as of September 29, 2000, March 31, 1998, 1999, and 2000 and changes during the years ended on these dates is presented below (in thousands, except per share amounts):

                                                                      OPTIONS OUTSTANDING
                                                                     ------------------------
                                                                                    WEIGHTED
                                                    SHARES                           AVERAGE
                                                  AVAILABLE          NUMBER          EXERCISE
                                                     FOR               OF           PRICE PER
                                                    GRANT            SHARES           SHARE
                                                  ---------          ------         ---------
Options outstanding at April 1, 1998                    5            1,306           $ 0.59

Additional shares reserved                            104               --           $   --
Granted                                              (625)             625           $ 0.80
Exercised                                              --              (98)          $ 0.57
Canceled                                              637             (637)          $ 0.59
                                                    -----            -----
Options outstanding at March 31, 1999                 121            1,196           $ 0.70

Additional shares reserved                          5,706               --           $   --
Granted                                            (4,970)           4,970           $ 1.83
Exercised                                              --           (1,486)          $ 0.51
Canceled                                              202             (202)          $ 1.42
                                                    -----            -----
Options outstanding at March 31, 2000               1,059            4,478           $ 1.98

Additional shares reserved                             --               --           $   --
Granted                                              (485)             485           $12.48
Exercised                                              --             (255)          $ 1.28
Canceled                                              164             (164)          $ 7.00
                                                    -----            -----
Options outstanding at September 29, 2000             738            4,544           $ 3.00
                                                    =====            =====
Blaze options assumed by Brokat                        --            4,544
                                                    =====            =====

2000 EMPLOYEE STOCK PURCHASE PLAN

     In February 2000, the Board of Directors adopted the 2000 Employee Stock Purchase Plan (the "ESPP"), which is designated to allow eligible employees of the Company to purchase shares of common stock at semiannual intervals through periodic payroll deductions. An aggregate of 750,000 shares of common stock have been reserved for the ESPP, and no shares have been issued through March 31, 2000. The ESPP permits eligible employees to purchase common stock through payroll deductions of up to 15% of an employee's compensation, up to a maximum of $25,000 for all purchases ending within the same calendar year. Each offering period will run for twenty-four months and consist of four six-month purchase periods. The price at which common stock will be purchased under the ESPP is equal to 85% of the fair market value of the common stock on the first day of the offering period or the last day of each purchase period, whichever is lower. Effective September 29, 2000, this plan was terminated and assumed by Brokat.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

STOCK-BASED COMPENSATION

     In connection with certain stock option grants during the nine month period ended December 31, 2000, Blaze Software recorded stock-based compensation expense totaling $13.2 million, which is being amortized in accordance with FASB Interpretation No. 28 over the vesting periods of the related options, which is generally four years. Stock-based compensation amortization expense has been allocated across the relevant functional expense categories. Amounts previously repeated have been reclassified to conform with current period presentation. The reclassification has no impact on the previously reported net loss. Stock-based compensation was allocated across the relevant functional expense categories within operating expenses as follows (in thousands):

                                                  PREDECESSOR                           SUCCESSOR
                                -----------------------------------------------  -------------------------
                                                         FOR THE      FOR THE      FOR THE       FOR THE
                                                       PERIOD FROM  PERIOD FROM  PERIOD FROM   PERIOD FROM
                                 FOR THE YEAR ENDED      APRIL 1,    JANUARY 1,  SEPTEMBER 30,  JANUARY 1,
                                      MARCH 31,          2000 TO      2000 TO      2000 TO       2001 TO
                                --------------------   SEPTEMBER 29,  JUNE 30,   DECEMBER 31,   JUNE 30,
                                  1999        2000         2000         2000         2000         2001
                                -------      -------   ------------ -----------  ------------  -----------
                                                                     (UNAUDITED)               (UNAUDITED)
Cost of sales                   $    --      $   787      $   936      $ 1,006      $ 1,013      $   894
Research and development             --        3,651        2,038        2,126        1,499          972
Selling and marketing                --        3,513        3,032        3,326        1,624        1,000
General and administrative           --        8,449        2,093        2,222          925          811
                                -------      -------      -------      -------      -------      -------
                                $    --      $16,400      $ 8,099      $ 8,680      $ 5,061      $ 3,677
                                =======      =======      =======      =======      =======      =======

FAIR VALUE DISCLOSURES

     The following information concerning Blaze Software's stock option plans is provided in accordance with SFAS No. 123. Blaze Software accounts for such plans in accordance with APB No. 25.

     The fair value of each option grant has been estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions for grants:

                                                            PREDECESSOR
                                  -----------------------------------------------------------------
                                                                     FOR THE              FOR THE
                                                                   PERIOD FROM          PERIOD FROM
                                    FOR THE YEAR ENDED               APRIL 1,            JANUARY 1,
                                         MARCH 31,                    2000 TO             2000 TO
                                  -----------------------          SEPTEMBER 29,          JUNE 30,
                                  1999               2000               2000                2000
                                  ----               ----          ------------         -----------
                                                                                        (UNAUDITED)
Risk-free interest rate             4.7%               5.7%               6.3%               6.6%
Expected life                    5 years            5 years            5 years            5 years
Dividend yield                        --                 --                 0%                 0%
Expected volatility                   0%                 0%                90%                90%

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the options are amortized over the option's vesting period. Blaze Software pro forma information follows (in thousands, except per share amounts):

                                                                  PREDECESSOR                PREDECESSOR
                                                    -------------------------------------    -----------
                                                                               FOR THE         FOR THE
                                                                             PERIOD FROM     PERIOD FROM
                                                     FOR THE YEAR ENDED        APRIL 1,       JANUARY 1,
                                                          MARCH 31,            2000 TO         2000 TO
                                                    -------------------      SEPTEMBER 29,     JUNE 30,
                                                    1999           2000          2000           2000
                                                    ----           ----      ------------    -----------
                                                                                             (UNAUDITED)
Net loss attributable to common stockholders      $(6,858)      $(35,948)      $(28,436)      $(15,951)
                                                  =======       ========       ========       ========
Net loss--FAS 123 adjusted                        $(6,896)      $(36,119)      $(31,695)      $(18,847)
                                                  =======       ========       ========       ========
Net loss per share--as reported
   Basic and diluted                              $ 18.49       $  (6.22)
                                                  =======       ========
Net loss per share--FAS 123 adjusted
   Basic and diluted                              $(18.59)      $  (6.25)
                                                  =======       ========

     The weighted-average fair value of options granted in fiscal 2000 and 1999 was $0.44 and $0.18, respectively.

NOTE 11 - COMPREHENSIVE INCOME:

     Under Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). Blaze Software displays all items required to be recognized under accounting standards as components of its comprehensive income.

     The comprehensive loss presented in the accompanying statements of operations consists of the net unrealized gains and losses on available-for-sale-investments and foreign currency translation adjustments, net of the related tax effects for all periods presented. The tax effects for other comprehensive income were immaterial for all periods presented. The balances for each component of accumulated other comprehensive income are as follows (in thousands):

                                                            PREDECESSOR                SUCCESSOR     PREDECESSOR      SUCCESSOR
                                                -----------------------------------   -----------    -----------     -----------
                                                                          FOR THE       FOR THE        FOR THE         FOR THE
                                                                        PERIOD FROM   PERIOD FROM    PERIOD FROM     PERIOD FROM
                                                FOR THE YEAR ENDED        APRIL 1,    SEPTEMBER 30,   JANUARY 1,     JANUARY 1,
                                                     MARCH 31,            2000 TO       2000 TO        2000 TO        2001 TO
                                                ------------------     SEPTEMBER 29,  DECEMBER 31,     JUNE 30,       JUNE 30,
                                                1999          2000          2000          2000          2000            2001
                                                ----          ----     ------------   -----------    -----------     -----------
                                                                                                     (UNAUDITED)     (UNAUDITED)
Cumulative translation adjustments             $ 290         $ 509        $ 394         $ 189          $ 373           $(508)
Unrealized gain/(loss) on investments             --           (20)          --            --            (55)             --
                                               -----         -----        -----         -----          -----           -----
Accumulated other comprehensive income         $ 290         $ 489        $ 394         $ 189          $ 318           $(508)
                                               =====         =====        =====         =====          =====           =====

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

     Blaze Software leases administrative, engineering and sales facilities in the United States, the United Kingdom, France, Germany, Japan and Australia under noncancelable operating leases that expire at various dates through 2005. Blaze Software is generally responsible for insurance and property taxes. Blaze Software's primary lease in San Jose, California, is subject to annual payment increases based on the consumer price index. Blaze Software also leases computer equipment under leases classified as capital leases.

     The Company's primary building lease for its corporate headquarters is collateralized by a certificate of deposit and is classified as restricted cash in the accompanying balance sheets.

     As of December 31, 2000, the aggregate future minimum lease payments under all noncancelable leases are as follows (in thousands):

PERIOD ENDING                                          CAPITAL       OPERATING
DECEMBER 31,                                           LEASES         LEASES
-------------                                          ------        ---------
2001                                                   $  218        $  2,555
2002                                                      123           2,428
2003                                                       --           2,499
2004                                                       --           2,592
2005                                                       --           2,844
2006                                                       --             735
----                                                   ------        --------
Total minimum lease payments                              341        $ 13,653
                                                                     ========
Less:  Amount representing interest                       (39)
                                                       ------
Present value of capital lease obligation                 302
Current portion                                          (186)
                                                       ------
Long-term portion                                      $  116
                                                       ======

     Rent expense for the period from January 1, 2001 to June 30, 2001, from the period from January 1, 2000 to June 30, 2000, from the period April 1, 2000 to September 29, 2000, September 30, 2000 to December 31, 2000 and for the years ended March 31, 2000 and 1999 was approximately $1,773,000 (unaudited), $1,395,000 (unaudited), $1,089,000, $697,000, $976,000 and $1,002,000, respectively.

EMPLOYMENT AGREEMENTS

     Blaze Software has entered into employment agreements with certain officers of the Company. Some employment agreements also provide for severance in the event the individual is terminated without cause.

LITIGATION

     From time to time, Blaze Software may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against Blaze Software, the ultimate disposition of which would have a material impact on Blaze Software's financial position or results of operations. Blaze Software received notification of claims from a founder and director that he may assert against the Company. He contends that his personal equity ownership of Blaze Software was diluted improperly in connection with a preferred stock financing. Blaze Software believes that these assertions are without merit and intends to vigorously defend any claims that may be brought against the Company.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 13 - INCOME TAXES:

     The components of income tax expense consisted of the following (in thousands):

                                                              PREDECESSOR                         SUCCESSOR
                                           ------------------------------------------------    ---------------
                                                                               FOR THE             FOR THE
                                                                             PERIOD FROM         PERIOD FROM
                                            YEARS ENDED MARCH 31,           APRIL 1, 2000       SEPTEMBER 30,
                                           -----------------------         TO SEPTEMBER 29,    TO DECEMBER 31,
                                           1999               2000               2000               2000
                                           ----               ----         ---------------     ---------------
Current:
   Federal                                 $ --               $ --               $ --               $ --
   Foreign                                   82                149                  9                  3
   State                                      5                  4                  5                  4
Deferred - federal and state                 --                 --                 --                 --
                                           ----               ----               ----               ----
   Income tax expense
                                           $ 87               $153               $ 14               $  7
                                           ====               ====               ====               ====

     The components of net deferred tax assets were as follows (in thousands):

                                                                  PREDECESSOR                              SUCCESSOR
                                               ------------------------------------------------           ------------
                                                       MARCH 31,
                                               -------------------------          SEPTEMBER 29,           DECEMBER 31,
                                                 1999             2000                 2000                   2000
                                               --------         --------          -------------           ------------
Accrued liabilities                            $    576         $    846             $  1,283                $  1,667
Deferred revenue                                     12               20                   20                      20
Net operating loss carryforwards                  6,702            7,906               14,627                  16,525
Credit carryforwards and other                    1,428            2,099                2,242                   2,230
                                               --------         --------             --------                --------
                                                  8,718           10,871               18,172                  20,442
Valuation allowance                              (8,718)         (10,871)             (18,172)                (20,442)
                                               --------         --------             --------                --------
        Net deferred tax assets                $     --         $     --             $     --                $     --
                                               ========         ========             ========                ========

     Due to the uncertainty surrounding the realization of the deferred tax asset in future tax returns, Blaze Software has placed a valuation allowance against its net deferred tax assets. The increase in the valuation allowance is primarily due to net operating loss incurred.

                              BLAZE SOFTWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Blaze Software's expected U.S. Federal statutory income tax rate (34%) differs from the effective tax rate as follows:

                                                 PREDECESSOR
                                            ----------------------
                                                                        FOR THE PERIOD
                                             YEARS ENDED MARCH 31,    FROM APRIL 1, 2000
                                            ----------------------      TO DECEMBER 31,
                                            1999              2000            2000
                                            ----              ----    ------------------
"Expected" income benefit                  (34.0)%           (34.0)%           (34)%
Net operating loss not benefited            34.0              10.5            24.7
Foreign income and withholding taxes         1.6               1.0             1.0
Stock compensation                            --              23.5             4.6
                                           -----             -----            ----
       Effective tax rate                    1.6%              1.0%           (0.7)%
                                           =====             =====            ====

     At June 30, 2001 (unaudited), the Company had available net operating loss carryforwards of approximately $58,429,000 and $17,125,000 to offset future federal and state taxable income, respectively. At June 30, 2001 (unaudited), Blaze Software also had available research and development credit carryforwards and other credit carryforwards of approximately $1,330,000 and $494,000 to offset future federal and state taxable income, respectively, and foreign tax credits of approximately $322,000 available to offset future federal taxable income. These carryforwards expire from 2000 to 2010. The Company's results are included in the combined income tax return of Brokat and have been computed on a separate return basis. For federal and state tax purposes (unaudited), a portion of Blaze Software's net operating loss carryforwards may be subject to certain limitation on annual utilization in case of a change in ownership, as defined by federal and state tax law.